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                                                                EXHIBIT 4.5

                                AMENDMENT TO
                      THE SPECTRANETICS CORPORATION
                             STOCK OPTION PLAN

     This Amendment to the Stock Option Plan of the Spectranetics Corporation (the "Amendment") is adopted by The Spectranetics Corporation (the "Company"), effective as of April 17, 1996.

                                  RECITALS

     A. The Company adopted its Stock Option Plan (the "1991 Plan") in 1991, and shareholders approved the 1991 Plan in December 1991. Amendments to the 1991 Plan were approved by shareholders in September 1993 and in June 1994.

     B. The 1991 Plan currently states that shares of the Company's common stock (the "Common Stock") subject to the 1991 Plan shall not exceed 1,200,000. This Amendment increases the aggregate number of shares of Common Stock subject to the 1991 Plan from 1,200,000 to 2,100,000.

     C. Section XIII of the 1991 Plan provides that the Board may amend the 1991 Plan, subject in certain instances to receipt of approval of the shareholders of the Company.

     D. Effective April 17, 1996, the Board unanimously recommended and the Board unanimously adopted this Amendment in the form given below
("Amendment").

     E. The Amendment was approved by the shareholders of the Company at its Annual Meeting of Shareholders held on June 12, 1996.


                              AMENDMENT

     1. Section 6.1 of the 1991 Plan is hereby amended to read in its entirety as follows:

     "6.1 MAXIMUM NUMBER. THE MAXIMUM AGGREGATE NUMBER OF SHARES OF COMMON STOCK THAT MAY BE MADE SUBJECT TO STOCK OPTIONS SHALL BE 2,100,000 AUTHORIZED BUT UNISSUED SHARES. THE AGGREGATE FAIR MARKET VALUE (DETERMINED AS OF THE TIME THE ISO IS GRANTED) OF THE COMMON STOCK AS TO WHICH ALL ISOS GRANTED TO AN EMPLOYEE MAY FIRST BECOME EXERCISABLE IN A PARTICULAR CALENDAR YEAR MAY NOT EXCEED $100,000. IN ADDITION, STOCK OPTIONS COVERING NOT MORE THAN 200,000 SHARES OF COMMON STOCK MAY BE GRANTED TO A PARTICIPANT IN ANY YEAR. IF ANY SHARES OF COMMON STOCK SUBJECT TO STOCK OPTIONS ARE NOT PURCHASED
OR OTHERWISE PAID FOR BEFORE SUCH STOCK OPTIONS EXPIRE, SUCH SHARES MAY AGAIN BE MADE SUBJECT TO STOCK OPTIONS.

     The undersigned, James P. McCluskey, Secretary of the Company, hereby certifies that the Board and the shareholders of the Company adopted the foregoing Amendment as stated above.

     Executed at Colorado Springs, Colorado this 13th day of June, 1996.


                                                /s/  James P. McCluskey
                                          -----------------------------------
                                          James P. McCluskey, Secretary


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